THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CERTIFIED SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

COMMON STOCK PURCHASE WARRANT

Right to Purchase 100,000 Shares of Common Stock of

NanoViricides, Inc.

NanoViricides, Inc., a corporation organized under the laws of the State of Nevada (the “Corporation”) hereby certifies that, for value received, ___________ or its successors or assigns (the “Holder”) is entitled to purchase from the Corporation upon the due exercise hereof, and subject to the terms and conditions herein, from the date of issue of this warrant (the “Warrant”) until July 31, 2006 (the "Expiration Date"), all or any part of 100,000 fully paid and non-assessable shares of common stock, par value $.001 per share (the "Common Stock") of the Corporation, upon surrender hereof, with the exercise form annexed hereto duly completed and executed, at the office of the Corporation and upon simultaneous payment therefore in cash or by certified or official bank check, payable to the order of the Corporation, at a price per share of $.25 (the "Exercise Price") subject to adjustment as provided herein.

1. Restriction on Transfer. No resale of the Warrant or of any of the shares of Common Stock underlying the exercise of the Warrant (the “Underlying Stock”) will be made unless such resale is registered pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission (the "Commission") or an exemption from registration under the Securities Act of 1933, as amended (the "Act"). By acceptance of this agreement, the Holder agrees, for itself and all subsequent holders, that prior to making any disposition of the Warrant or of any Underlying Stock, the Holder shall give written notice to the Corporation describing briefly the proposed disposition; and no such disposition shall be made unless and until ( i ) the Corporation has notified the Holder that, in the opinion of counsel satisfactory to it, no registration or other action under the Act is required with respect to such disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation hereunder); or (ii) a registration statement under the Act has been filed by the Corporation and declared effective by the Commission or other such similar action has been taken.

2. Expiration of Warrant. Unless this Warrant and the Exercise price are tendered as herein provided before the close of business on the Expiration Date, this Warrant will become wholly void and all rights and obligations set forth herein shall expire and terminate.

3. Partial Exercise. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the Warrant shall be surrendered by the Holder and replaced with a new warrant of like tender in the name of the Holder providing for the right to purchase the number of shares of Underlying Stock as to which this Warrant has not yet been exercised.

4. Adjustments. The Exercise Price and the number of shares of Underlying Stock of the Corporation issuable pursuant to such exercise is subject to adjustment as follows:

(a) In case the Corporation shall at any time declare a stock dividend or stock split on the outstanding shares of Common Stock in shares of its Common Stock, then the Exercise Price and number of shares of Underlying Stock shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend.

(b) In any case the Corporation shall at any time subdivide or combine the outstanding shares of the Common Stock, the Exercise Price, initial or adjusted, in effect immediately prior to such subdivision or combination shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

(c) In case of any capital reorganization, sale of substantially all the assets of the Corporation, or any reclassification of the shares of Common Stock of the Corporation, or in case of any consolidation with or merger of the Corporation into or with another corporation, then as a part of such reorganization sale reclassification, consolidation or merger, as the case may be, provision shall be made so that the registered owner of the Warrant evidenced hereby shall have the right thereafter to receive upon the exercise thereof the kind and amount of shares of stock or other securities or property which he would have been entitled to receive if immediately prior to such reorganization, reclassification, consolidation or merger, he had held the number of shares of Underlying Stock which were then issuable upon the exercise of the Warrant evidenced hereby, to the end that the provisions set forth (including provisions with respect to adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of such Warrants.

(d) If the Corporation at any time makes any spin-off, split-off, or distribution of assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, spin-off, or by way of return of capital, or other than as dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Nevada, the holder of each Warrant then outstanding shall, upon the exercise of the Warrant, receive, in addition to the shares of Common Stock then issuable on exercise of the Warrant, the amount of such assets (or, at the option of the Corporation, a sum equal to the value thereof at the time of the distributions) which would have been payable to such holder had he or she exercised the Warrant immediately prior to the record date for such distribution.

(e) When any adjustment is required to be made to the Exercise Price, the number of shares of Common Stock issuable shall be determined as provided for in paragraph (f) hereof. No fractional shares of Common Stock shall be issued upon the exercise of the Warrant. The Corporation shall round all fractional shares to the next whole share.

(f) Whenever the Exercise Price is adjusted as provided above, the number of shares of Underlying Stock immediately prior to such adjustment shall be increased, effective simultaneously with such adjustment, by a number of shares of Common Stock computed by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment, and the number of shares of Underlying Stock arrived at by making said computation shall be added to the number of shares of Underlying Stock immediately prior to such adjustment. The total number of shares arrived at by making the computation provided for in the immediately preceding sentence shall thereupon be the number of shares of Common Stock issuable upon exercise or the Warrant and the Corporation shall forthwith determine the new Exercise Price, and (a) prepare a statement describing in reasonable detail the method used in arriving at the new Exercise Price; and (b) cause a copy of such statement to be mailed to the Holder within twenty (20) days after the date when the circumstance giving rise to the adjustments occurred.

5. Delivery of Underlying Stock. As soon as practicable after the exercise hereof, the Corporation shall deliver a certificate or certificates for the number of full shares of Underlying Stock, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same provided no sale, offer to sell or transfer of the Underlying Stock or of this Warrant, or of any shares or other securities issued in exchange for or in respect of such shares, shall be made unless a registration statement under the Act, with respect to such shares, is in effect or an exemption from the registration requirements of such Act is applicable to such shares.

6. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of Nevada without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Corporation may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Corporation agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Dated: July ____, 2005

NANOVIRICIDES, INC.

By: __________________
Name:
Title"

Warrant Holder: _______________________________________

Address: _____________________________________________

City: ________________________________________________

State: _____________________________ Zip Code: _________

EXERCISE FORM

The undersigned irrevocably exercises this Warrant to the extent of ____________shares of the Common Stock of NanoViricides, Inc., called for hereby, and hereby makes payment thereof, all at the price and on the terms and conditions specified herein.

___________________________
              SIGNATURE

Name: _______________________________________

Address: _____________________________________

City: ________________________________________

State: ________________________Zip Code: _______

Date: _____________, 200_